UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 26, 2019

ADVANTEGO CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	0-23726	84-1116515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3801 East Florida Ave., Suite 400, Denver, CO 80210
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 627-8977

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ⬜

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2019 the Company entered into an agreement with Aska Electronics Co., Ltd of China.

Aska is a manufacturer of Bluetooth headphones, sport earbuds and associated listening devices and provides its products as an OEM and as an ODM for projects worldwide.

Under the Agreement:

●
Aska will provide its design and manufacturing services for the Company’s customers.

●
the Company will provide branding, sales and distribution services for existing and newly developed products that Aska manufactures for sale in the North American market;

●
the Company will pay a sales commission to Aska equal to 98% of the revenues received from the sales to Aska’s existing clients in North America, and

●
Aska will receive 700,000 shares of the Company’s Series I preferred stock,

 Each Preferred Share is convertible into one share of the Company’s common stock.

The Company, upon no less than thirty days written notice, may redeem the Preferred Shares at a price of $2.00 per share.

The Preferred shares will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at a price of $2.20 or more during any 30 consecutive trading days and if the average trading volume of the Company’s common stock during such 30 consecutive trading days is at least 10,000 shares per day.

A “leak out provision” was established such that Aska may not sell more than 100,000 shares per month.

The May 26, 2019 agreement replaces the January 14, 2019 agreement between the Company and Aska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANTEGO CORPORATION

Dated May 31, 2019.	By:	/s/ Tracy A. Madsen
Tracy A. Madsen
Chief Financial Officer

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